UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 16, 2011
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063	38-2378932

(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502

(Address of Principal Executive Offices)	(Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 16, 2011, William M. Fenimore Jr. was elected to the Citizens Republic Bancorp, Inc. Board of Directors pursuant to the terms of Citizens’ Series A Fixed Rate Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) issued to the United States Department of Treasury (“Treasury”) in December 2008 in connection with Citizens’ participation in Treasury’s Capital Purchase Program. Pursuant to the terms of Citizens’ written supervisory agreement with the Federal Reserve Bank of Chicago (“FRBC”) and the Michigan Office of Financial and Insurance Regulation, the FRBC approved the election of Mr. Fenimore on September 19, 2011. Under the terms of the Series A Preferred Stock, Treasury has the right to appoint up to two directors to Citizens’ Board of Directors at any time that dividends payable on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods. The terms of the Series A Preferred Stock provide that Treasury will retain the right to elect such directors until all accrued and unpaid dividends have been paid. To date, Mr. Fenimore is the only Citizens director so elected by Treasury.
     Mr. Fenimore, 67, has more than thirty years of experience in the banking industry. His career included various senior management responsibilities with CoreStates Financial Corp. and its predecessor, where he worked for nearly 30 years. In 1994, he joined Meridian Bank, where he served until 1996 as its group executive vice president, chief technology and strategic planning officer. He served from 1996 until 1999 as the chief executive officer of Integrion Financial Network, an enterprise established by various large financial institutions to build and operate a common Internet technology infrastructure to serve the e-commerce needs of financial services companies. From 2000 through 2003, Mr. Fenimore was president of Fenimore and Associates, a consulting company providing services in the areas of strategic positioning, organizational and financial structuring, strategic technology planning and operational management. In 2003, he became a managing partner at BridgeLink LLC, a Switzerland-based firm providing capital raising and related advisory services to companies in the United States and Europe, where he served until 2008.
     Mr. Fenimore will be compensated under Citizens’ standard compensation arrangement for outside directors as described in Citizens’ most recent proxy statement. The Board has not yet made a determination as to any committee appointments for Mr. Fenimore, although it intends to appoint him to the board of its Citizens Bank subsidiary. There have been no transactions within the last fiscal year, or any currently proposed transactions, in which Citizens was or is to be a participant and in which he has or had a direct or indirect material interest.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its: General Counsel and Secretary

Date: September 21, 2011